EXECUTION VERSION
FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of July 31, 2020 (this “Supplemental Indenture”), by and among (i) FCSTONE GROUP, INC., a Delaware corporation, (ii) INTL FCSTONE MARKETS, LLC, an Iowa limited liability company, (iii) FCSTONE MERCHANT SERVICES, LLC, a Delaware limited liability company, (iv) INTL FCSTONE ASSETS, INC., a Florida corporation, (v) INTL TECHNOLOGY SERVICES LLC, a Delaware limited liability company, (vi) INTL FCSTONE (Netherlands) BV, a private company with limited liability incorporated under the laws of the Netherlands, (vii) GAIN CAPITAL HOLDINGS, INC., a Delaware corporation, (viii) GAIN HOLDINGS, LLC, a Delaware limited liability company, (ix) GLOBAL FUTURES & FOREX, LTD., a Michigan corporation, (x) S.L. BRUCE FINANCIAL CORPORATION, an Ohio corporation, (xi) GCAM, LLC, a Delaware limited liability company, and (xii) GAIN CAPITAL HOLDINGS INTERNATIONAL, LLC, a Delaware limited liability company (each of the entities in clauses (i) through (xii), a “Guaranteeing Subsidiary” and, collectively, the “Guaranteeing Subsidiaries”), STONEX GROUP INC. (formerly known as INTL FCStone Inc.), a Delaware corporation (the “Issuer”), and THE BANK OF NEW YORK MELLON, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee and the Collateral Agent the Indenture, dated as of June 11, 2020 (as amended, supplemented or otherwise modified to the date of this Supplemental Indenture, the “Indenture”), governing the Issuer’s 8.625% Senior Secured Notes due 2025 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    CAPITALIZED TERMS. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.
2.    AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiaries hereby agrees to provide a full and unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture, including, without limitation, Article 11 thereof.
4.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, partner (including, for greater certainty, any general partner of any general partnership who is an individual person), incorporator, manager, stockholder or member of any of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Issuer, such Guaranteeing Subsidiary or any other Guarantors under the Indenture Documents or this Supplemental Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.
5.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture manually, electronically or by facsimile. Each signed copy or counterpart shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. Signatures of the parties hereto transmitted by facsimile or portable document format shall be deemed to be their original signatures for all purposes.
7.    EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.
8.    RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and each Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
9.    TRUSTEE. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuer.
10.    NOTICES. Notices to the Guaranteeing Subsidiaries shall be made in accordance with Section 13.01 of the Indenture at the address for the Issuer and the Guarantors set forth in Section 13.01.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

ISSUER:

STONEX GROUP INC.

By:    /s/ Sean M. O’Connor
Name: Sean M. O’Connor
Title: Chief Executive Officer
GUARANTEEING SUBSIDIARIES:
FCSTONE GROUP, INC.,
a Delaware corporation

By:    /s/ William J. Dunaway
Name: William J. Dunaway
Title: Chief Financial Officer

INTL FCSTONE MARKETS, LLC,
an Iowa limited liability company

By:    /s/ William J. Dunaway
Name: William J. Dunaway
Title: Chief Financial Officer

FCSTONE MERCHANT SERVICES, LLC,
a Delaware limited liability company

By:    /s/ William J. Dunaway
Name: William J. Dunaway
Title: Treasurer

[Signature Page to First Supplemental Indenture]

INTL FCSTONE ASSETS, INC.,
a Florida corporation

By:    /s/ Sean M. O’Connor
Name: Sean M. O’Connor
Title: Chief Executive Officer

INTL TECHNOLOGY SERVICES LLC,
a Delaware limited liability company

By:    /s/ William J. Dunaway
Name: William J. Dunaway
Title: Chief Financial Officer

INTL FCSTONE (NETHERLANDS) B.V.,
a private company with limited liability incorporated under the laws of the Netherlands

By:    /s/ William J. Dunaway
Name: William J. Dunaway
Title: Director

GAIN CAPITAL HOLDINGS, INC.,
a Delaware corporation

By:    /s/ Glenn Stevens
Name: Glenn Stevens
Title: President and Chief Executive Officer

GAIN HOLDINGS, LLC,
a Delaware limited liability company

By:    /s/ Glenn Stevens
Name: Glenn Stevens
Title: Manager

[Signature Page to First Supplemental Indenture]

GLOBAL FUTURES & FOREX, LTD.,
a Michigan corporation

By:    /s/ Alexander Bobinski
Name: Alexander Bobinski
Title: Manager

S.L. BRUCE FINANCIAL CORPORATION,
an Ohio corporation

By:    /s/ Alexander Bobinski
Name: Alexander Bobinski
Title: Manager

GCAM, LLC,
a Delaware limited liability company

By:    /s/ Glenn Stevens
Name: Glenn Stevens
Title: Manager

GAIN CAPITAL HOLDINGS INTERNATIONAL, LLC,
a Delaware limited liability company

By:    /s/ Glenn Stevens
Name: Glenn Stevens
Title: Manager

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON,
as Trustee and Collateral Agent

By:    /s/ Shannon Matthews
Name: Shannon Matthews
Title: Agent

[Signature Page to First Supplemental Indenture]